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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 (registering 550,000 shares of $.01 par value Common Stock) of our report dated February 15, 1996, included in the Form 10-K and Form 10-K/A of Wyant Corporation, formerly known as Hosposable Products, Inc.,for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.




                                /s/  ARTHUR ANDERSEN LLP




New York, New York
March 19, 1997


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